                    ASSET PURCHASE AGREEMENT

         THIS IS AN ASSET PURCHASE AGREEMENT dated as of September 30, 1997 (the "Agreement") between Bottles Packaging, Inc., a California corporation, with its corporate headquarters at 10625 Ellis Avenue, Unit "A," Fountain Valley, California 92708 ("Seller") and Hawaiian Natural Water Company, Inc., a Hawaii corporation, with its corporate headquarters at 248 Mokauea Street, Honolulu, Hawaii 96819 ("Buyer").

                                       RECITALS

         WHEREAS, Seller owns and operates as a division that certain water bottling blow molding system manufactured by Gerosa 3 S.R.L. Kegging, Bottling and Packaging Systems ("Gerosa System") that is currently physically situated at 16-305 Volcano Road, Keaau, Hawaii 96749 together with related tangible and intangible assets (collectively, the "Division Assets").

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Division Assets.

                                      AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

         1.   SALE AND PURCHASE OF ASSETS.

              Subject to the terms and conditions of this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, at the Closing (defined in Section 5) for the Purchase Price (defined in Section 3) all right, title and interest of Seller in and to the Division Assets, more particularly described as all machinery and equipment owned by or leased to Seller which is used in connection with the operation of Gerosa System and which is described in Exhibit "A" (the "Machinery").

         2. NO ASSUMPTION OF LIABILITIES. Buyer is purchasing only the Division Assets and will not and does not expressly or otherwise assume under this Agreement or by reason of any transactions contemplated hereby, any debts, liabilities (contingent or otherwise), or obligations of Seller whether related to Gerosa System or not.

         3.   PURCHASE PRICE.

              The purchase price for the Division Assets ("Purchase Price") shall be One Million Two Hundred Thousand and No/100 dollars ($1,200,000.00)


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         4.   TERMS OF PAYMENT.

              (a) INITIAL GOOD FAITH DEPOSIT. Buyer has previously deposited with Seller the sum of $50,000.00 as an initial good faith deposit, the receipt of which is hereby acknowledged by Seller.

              (b)  DOWN PAYMENT. $325,000.00 payable at Closing.

              (c) SELLER FINANCING. $825,000.00 payable over a five (5) year period with no interest to accrue during the first two years and with a simple interest to accrue at a rate of five percent (5%) per annum during the last three years of this five-year period, with no prepayment penalty, as follows:

                   (i) during the first two years after the Closing, principal will be paid in 24 equal monthly installments of $13,750 on the first day of each month, with no interest, commencing with the first day of the first calendar month after Closing;

                   (ii) during the subsequent three years, interest and principal will be paid together on the first business day of October of each calendar year, beginning with the first business day of October of the year 2000, in the principal amount of $165,000, plus a payment of simple interest accrued at a rate of .417% per month on the then outstanding unpaid principal balance.

         5.   CLOSING.

              Subject to the fulfillment of the conditions precedent specified in Section 10 herein, the purchase and sale of the Division Assets shall be consummated at a closing (the "Closing") to be held at 11:59 p.m., Hawaii Standard Time, at the offices of Tam, O'Connor & Henderson on September 30, 1997 or at such later date or at such other time as Seller and Buyer shall mutually agree after the satisfaction or waiver of conditions precedent specified in Section 10 of this Agreement (such date and time being referred to as the "Closing Date").

         6.   DELIVERIES OF SELLER.

              At the Closing, Seller shall deliver to Buyer in form reasonably satisfactory to Buyer, the following:

              (a) a Bill of Sale substantially in the form of Exhibit "C" attached hereto, covering the Division Assets, as necessary or desirable, to transfer, assign, and convey to Buyer, as of the Closing Date, good and marketable title to the Division Assets, free and clear of all liens, claims, encumbrances, and other covenants and restrictions, except as provided in that certain Security Agreement dated September 26, 1997 (the "Security Agreement"), executed by Buyer and Seller and attached as Exhibit "D" hereto.

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              (b)  a written warranty ("Warranty"), covering the Division
Assets, executed by Seller and attached hereto.

              (c) a credit memo to offset Seller's invoice F7-3 for $331,681.86 issued under that certain Blow Molding Agreement dated November 28, 1995, by and between Seller and Buyer (the "Blow Molding Agreement").

         7.   DELIVERIES OF BUYER.

              At the Closing, Buyer shall deliver to Seller in form reasonably satisfactory to Seller, the following:

              (a) $325,000.00, in the form of a cashier's check or wire transfer;

              (b) a fully executed promissory note between Buyer and Seller dated September 30, 1997 ("Promissory Note"), attached as Exhibit "B" hereto;

              (c) a Security Agreement and related UCC-1 Financing Statement, each fully executed by Buyer; and

              (d) a cashier's check or wire transfer for the amount equal to the amount paid by Seller to Seller's suppliers for Seller's then remaining inventory of raw materials, such raw materials being usable preforms for the manufacture of the PET bottles.

         8.   REPRESENTATIONS AND WARRANTIES OF SELLER.

              As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller hereby represents and warrants as follows as of the Closing.

              (a) AUTHORIZATION AND APPROVAL. Each document to which Seller is a party herein constitutes the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms. Each document to which Seller is a party herein has been duly and validly authorized by Seller. No further approvals or consents of any third party is required in connection with the execution and delivery by Seller of this Agreement, any other document to which Seller is a party, or the consummation by Seller of the transactions contemplated by any of the documents.

              (b) NO VIOLATION. Neither the execution and delivery of any of the documents to which Seller is a party herein, nor the consummation of the transactions required of it under any of the documents required herein will (i) violate any provision of the Articles of Incorporation or the Bylaws of Seller,
(ii) violate or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any lease, license, contract, agreement, mortgage, deed of trust or other instrument or document to which

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Seller is a party or by which the Division Assets may be bound, or (iii) violate any order, writ, decree, law, statute, rule or regulation of any court or governmental authority applicable to Seller or the Division Assets.

              (c) TITLE TO DIVISION ASSETS. Seller has good, valid, and marketable title to the Division Assets. The Division Assets are free and clear of all defects of title or objections, restrictions, claims, liens, charges, security interests, or other encumbrances of any kind or nature whatsoever. Upon delivery of the Bill of Sale, and acceptance thereof, Buyer will have good, valid, and marketable title to the Division Assets, free and clear of any restriction, claim, lien, charge, encumbrance, or equity whatsoever, except as provided in the Security Agreement.

              (d) OPERATING CONDITION OF DIVISION ASSETS. Gerosa System is in good operating condition and repair and is structurally sound. The Division Assets are not in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in cost or expenditure of time.

              (e) NO BROKER OR FINDER. Seller has not engaged any broker, finder, or third party to act on behalf of Seller, directly or indirectly, as a broker or finder in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and Seller knows of no claim for compensation from any broker, finder, or third party for so acting on behalf of Seller or of any basis for such a claim.

              (f) ACCURACY OF REPRESENTATIONS. No representation or warranty made in this Agreement or any other document delivered in connection herewith, by or on behalf of Seller to Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement so made, in light of the circumstances under which it was made, not misleading.

         9.   REPRESENTATIONS AND WARRANTIES OF BUYER.

              As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants as follows as of the Closing.

              (a) AUTHORIZATION AND APPROVAL. Each document to which Buyer is a party herein, specifically including, but in no way limited to, the Promissory Note and Security Agreement, constitutes the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms. Each document to which Buyer is a party herein, specifically including, but in no way limited to, the Promissory Note and Security Agreement, has been duly and validly authorized by Buyer. No further approvals or consents of any third party are required in connection with the execution and delivery by Buyer of this Agreement, any other document to which Buyer is a party, or the consummation by Buyer of the transactions contemplated by any of the documents.

              (b) NO VIOLATION. Neither the execution and delivery of any of the documents to which Buyer is a party herein, nor the consummation of the transactions required of it under any of the documents required herein will (i) violate any provision of the Articles of Incorporation or the Bylaws of Buyer,
(ii) violate or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any lease, license, contract, agreement, mortgage, deed of trust or other instrument or document to which Buyer is a party may be bound, or (iii) violate any order, writ, decree, law, statute, rule, or regulation of any court or governmental authority applicable to Seller.

              (c) NO BROKER OR FINDER. Buyer has not engaged any broker, finder or third party to act on behalf of Buyer, directly or indirectly, as a broker or finder in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and Buyer knows of no claim for compensation from any broker, finder, or third party for so acting on behalf of Buyer or of any basis for such a claim.

              (d) ACCURACY OF REPRESENTATIONS. No representation or warranty made in this Agreement or any other document delivered in connection herewith, by or on behalf of Buyer to Seller, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement so made, in light of the circumstances under which it was made, not misleading.

         10.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.

              The obligations of Buyer to enter into or to complete the Closing hereunder are subject, at the option of Buyer, to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Buyer.

              (a) REPAIR OF DIVISION ASSETS. Prior to Closing and at its sole expense, Seller has retained and employed an authorized representative of the manufacturer or distributor of the Gerosa System who conducted a detailed, thorough and complete inspection of the Gerosa System and corrected and repaired the Gerosa System in order that the Gerosa System is properly operated and maintained. Within 45 days from the Closing Date, Seller shall prepare a detailed WRITTEN SUMMARY of the condition of the Gerosa System.

              (b) WARRANTY OF DIVISION ASSETS. At its sole expense, Seller shall provide or will obtain from the manufacturer an unconditional written warranty to Buyer in connection with the operation of Gerosa System, identical to the terms and conditions of the original manufacturer's warranty, in favor of Buyer, and its successors and assigns, the term of which will commence upon the Closing Date, for a period of one (1) year.

              (c) RECOMMENDED SPARE PARTS. At its sole expense, Seller shall prepare a written summary of recommended spare parts for the Gerosa System it deems necessary or prudent for Buyer to presently maintain and possess.

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         11.  SELLER'S INDEMNIFICATION.

              Notwithstanding anything herein to the contrary, any claims for indemnification which may be asserted against Seller arising out of or related to this Agreement shall be enforceable only against the assets of the Seller, and Buyer further agrees that any such indemnification claims shall not be enforceable against any officer, director, shareholder, employee, or agent of Seller.

              Seller shall indemnify and hold harmless Buyer, and its officers, directors, agents, and employees at all times from and after the date of this Agreement, against and in respect of the following:

              (a) any obligation, action or cause of action, loss, claim, liability, expense, or other damage incurred, sustained or suffered by Buyer caused by, resulting from or arising out of any failure of Seller to perform any covenant in this Agreement or any breach of any representation or warranty made by Seller in this Agreement or other instrument or certificate delivered pursuant thereto, including without limitation the Security Agreement;

              (b) all the liabilities of Seller or claims of any nature, whether accrued, absolute, contingent or otherwise, against Seller or the Division Assets, arising prior to the Closing;

              (c) all reasonable costs and expenses (including reasonable attorneys' fees) incidental to any of the foregoing, as well as reasonable costs and expenses (including reasonable attorneys' fees) incurred by Buyer enforcing its rights hereunder; and

              (d) all reasonable costs and expenses incurred by Buyer directly or indirectly resulting from Seller's failure to timely and diligently release its security interests in the Division Assets after full satisfaction of the payment obligations contained in the Promissory Note.

         12.  BUYER'S INDEMNIFICATION.

              Notwithstanding anything herein to the contrary, any claims for indemnification which may be asserted against Buyer arising out of or related to this Agreement shall be enforceable only against the assets of the Buyer, and Seller further agrees that any such indemnification claims shall not be enforceable against any officer, director, shareholder, employee, or agent of Buyer.

              Buyer shall indemnify and hold harmless Seller, and its officers, directors, agents, and employees at all times from and after the date of this Agreement, against and in respect of the following:

              (a) any obligation, action or cause of action, loss, claim, liability, expense, or other damage incurred, sustained or suffered by Seller caused by, resulting from or arising out of any failure of Buyer to perform any covenant in this Agreement or any breach of any representation or warranty made by Buyer in this Agreement or other instrument or certificate delivered pursuant thereto, including without limitation the Promissory Note and Security Agreement;

              (b) all the liabilities of Buyer or claims of any nature, whether accrued, absolute, contingent or otherwise, against Buyer or the Division Assets, arising after the Closing; and

              (c) all reasonable costs and expenses (including reasonable attorneys' fees) incidental to any of the foregoing, as well as reasonable costs and expenses (including reasonable attorneys' fees) incurred by Seller enforcing its rights hereunder.

         13.  TERMINATION.

              The obligations of the parties hereto to consummate the purchase and sale contemplated hereby may be terminated and abandoned at any time before the Closing Date, without cost, expense, or liability to either party, by

              (a)  the mutual agreement of Seller and Buyer;

              (b) Buyer, if there has been a material breach by Seller of any of its representations, warranties, or covenants set forth in this Agreement;

              (c) Seller, if there has been a material breach by Buyer of any of its representations, warranties, or covenants set forth in this Agreement; and

              (d) any party, who has not intentionally delayed the Closing, if Closing has not taken place by November 1, 1997.

         14.  NOTICES.

              Any notice, request or other communication hereunder shall be given in writing and shall be served either personally delivered, transmitted by facsimile or delivered by certified or registered mail, postage prepaid and addressed to the following addresses:

              If to Buyer:        Mr. Marcus Bender, President
                                  Hawaiian Natural Water Company, Inc.
                                  248 Mokauea Street
                                  Honolulu, Hawaii 96819

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              If to Seller:       Mr. Nate Keller, CFO
                                  Bottles Packaging Inc.
                                  10625 Ellis Avenue, Unit "A,"
                                  Fountain Valley, California 92708

Notices shall be deemed received upon actual receipt if sent as described above.

         15.  SURVIVAL OF REPRESENTATION AND WARRANTIES.

              The representations and warranties of Seller and Buyer in this Agreement and in any statement, certificate, warranty, instrument, schedule or other similar document delivered pursuant to this Agreement shall survive the Closing until the fifth (5th) anniversary of the Closing Date, except as otherwise expressly provided herein.

         16.  ENTIRE AGREEMENT.

              This Agreement, including any exhibits or schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter contained and described herein this Agreement.

         17.  AMENDMENTS; WAIVER.

              This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the parties hereto. No failure to exercise and no delay in exercising any right, power, or privilege, or partial exercise of any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the exercise of any other right, power, or privilege hereunder or otherwise. No waiver of any breach of any agreement hereunder or any other agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other agreement. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement, and the exhibits attached hereto, are in addition to all other rights and remedies, at law or in equity, that the parties may have against each other.

         18.  TIME.

              Time is of the essence in the performance of the parties' respective obligations contained herein.

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         19.  SEVERABILITY.

              Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20.  SUCCESSORS AND ASSIGNS.

              This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and assigns.

         21.  GOVERNING LAW.

              This Agreement shall be governed by and construed in accordance with the internal laws of the State of Hawaii in all respects, including matters of construction, enforcement, and performance, without giving effect to the principles of choice-of-laws thereof.

         22. COUNTERPARTS: INTEGRATION. EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when executed by each of the parties hereto and delivered to Seller.

         23. SETTLEMENT AND RELEASE OF CLAIMS UNDER BLOW MOLDING AGREEMENT. By their execution of this Agreement, Seller and Buyer hereby release and discharge (and agree not to sue or claim against) one another (and such party's respective successors and assigns), from all liability and responsibility whatsoever, whether previously incurred, now existing, or hereafter arising, whether known or unknown, with respect to the terms, requirements, and conditions contained in the Blow Molding Agreement, PROVIDED, HOWEVER, that nothing contained herein shall serve as a release or discharge of any claims being herein expressly reserved that Seller or Buyer may possess against one another under: (a) that certain Seller's Invoice to Buyer, dated June 17, 1997, in the amount of $71,186.70, and (b) any and all other of Seller's outstanding invoices to Buyer in connection with Seller's manufacture and production of bottles pursuant to the Blow Molding Agreement, which invoices have been provided to Buyer and remain unpaid by Buyer in whole or part prior to Closing, and which will continue to be governed by the Blow Molding Agreement after the Closing. Notwithstanding anything to the contrary contained herein, the release and discharge contained in this Section 23 are explicitly subject to the Buyer's continuing compliance with all of Buyer's obligations under the Promissory Note, subject to Buyer's offset rights under the Warranty.

         24.  WAIVER OF THE STATUTE OF LIMITATIONS UNDER BLOW MOLDING
AGREEMENT. Seller and Buyer hereby waive any and all defenses under Hawaii Rules of Civil Procedure Rule 12, that Seller's or Buyer's cause(s) of action under the Blow Molding Agreement may be barred by the statute of limitations, and Seller and Buyer hereby consent to the bringing of a cause of action against it arising out of or in connection with the Blow Molding Agreement, regardless of the effects of the Hawaii Rules of Civil Procedure limiting the time period within which such actions must be commenced. This Section and the waivers provided herein shall be void and of no legal effect upon the satisfaction of Buyer's obligations under the Promissory Note.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed the day and year first above written.

                        BOTTLES PACKAGING, INC., a California corporation

                        By: /s/ OLEG G. DIMITRIEV
                           --------------------------------------
                        Name: Oleg G. Dimitriev
                             ------------------------------------
                        Its: President
                             ------------------------------------
                                                         "Seller"

STATE OF CALIFORNIA          )
                             ) ss.
COUNTY OF LOS ANGELES        )

         On this 26th day of September, 1997, before me personally appeared Oleg G. Dimitriev and ____________________, to me personally known, who being by me duly sworn, did say that he is the President of BOTTLES PACKAGING INC., a California corporation, and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors, and the said ____________________ acknowledged the instrument to be the free act and deed of the corporation.

                           Illegible
                           -------------------------------------------
                           Notary Public, State of California

                           My commission expires: October 20, 2000

                                  HAWAIIAN NATURAL WATER COMPANY, INC., a
                                  Hawaii corporation

                                  By: /s/ Marcus Bender
                                     --------------------------------------
                                  Name: Marcus Bender
                                       ------------------------------------
                                  Its: President
                                       ------------------------------------
                                                                    "Buyer"

STATE OF HAWAII                   )
                                  ) ss.
CITY AND COUNTY OF HONOLULU       )

         On this 30th day of September, 1997, before me personally appeared Marcus Bender, to me personally known, who being by me duly sworn, did say that he is the President of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, and the said Marcus Bender acknowledged the instrument to be the free act and deed of the corporation.

                             /s/ DARRYL M. TAIRA
                             ------------------------------------------------
                             Notary Public, State of Hawaii


                             My commission expires:  June 29, 1999

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                                     EXHIBIT "A"

                                      MACHINERY

  QUANTITY                                  DESCRIPTION

    1 3 cavity blow-molding machine complete with 3 molds for l.5, 1.0 and 0.5 liter bottles

    1         Mechanical preform container overturner

    1         Bottle ejection device

    1         Refrigerator type EGF 18/AE

    1         Sterilizing filter PA11-V3A10399 complete with cartridge

    1         Coalescent filter PMT11-VV3A14185 complete with cartridge

    1         Deodorizing filter PMT11 - V3A10516 complete with cartridge

    1         Drier DFR-43 - 268 m/h @ 40 bar

    1         1,000 liter vertical tank - 42 bar

    1         Cooling tower PMS 6-65

    1         1,500 liter vertical tank - 12 bar

    1         High pressure reduce R123 L1 1" PI 50 bar PU 5/50 bar

    1         Hydraulic, pneumatic and electric installation

    1 Electrical distribution switchboard, main lug only, N1 enclosure, 120/208 V, 3 PH

    1         Hydraulic pallet jack

    1         Electric pallet jack

    1         Electrical wiring for equipment, lights, switches and receptacles

    1         Simpli-flex modular conveyor system to convey PET water bottles